UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 26, 2026

Forte Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38052	26-1243872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Pegasus Park Dr., Building 6

Dallas, TX 75247

(Address of principal executive offices, including zip code)

(310) 618-6994

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FBRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 26, 2026, Forte Biosciences, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with argenx BV, a private company with limited liability (besloten vennootschap) organized under Belgian Law (“Parent”), and Avena Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). The Merger Agreement provides for the acquisition of the Company by Parent in a two-step transaction, consisting of a tender offer followed by a subsequent merger of Purchaser with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) within 10 business days of the execution of the Merger Agreement, to acquire all of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), for $77.00 per Share, net to the seller in cash, without interest (as such amount may be amended or adjusted in accordance with the terms of the Merger Agreement, the “Offer Price”), subject to any required withholding tax. The Offer will initially remain open for a minimum of 15 business days from the date of commencement of the Offer, subject to extension pursuant to the terms of the Merger Agreement. The Company’s board of directors (the “Board”) has unanimously recommended that the Company’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

The obligation of Parent and Purchaser to consummate the Offer is subject to the satisfaction or waiver (to the extent permitted) of certain conditions set forth in the Merger Agreement, including that there will have been validly tendered and not validly withdrawn in the Offer a number of Shares that, considered together with all other Shares beneficially owned by Purchaser and its affiliates, would represent one more Share than 50% of the total number of Shares outstanding as of immediately following the consummation of the Offer (the “Minimum Condition”). In addition, the obligation of Purchaser to consummate the Offer is conditioned upon, among other things, the accuracy of the representations and warranties of the Company contained in the Merger Agreement (subject to certain materiality exceptions), material compliance by the Company with its covenants under the Merger Agreement, the expiration or early termination of the waiting period applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and other customary closing conditions set forth in the Merger Agreement. Consummation of the Offer is not subject to a financing condition.

As soon as practicable following the acceptance by Purchaser of the Shares validly tendered and not validly withdrawn pursuant to the Offer (the time of such acceptance, the “Offer Acceptance Time”), subject to the satisfaction or waiver of limited customary conditions set forth in the Merger Agreement, the Merger will be effected under Section 251(h) of the Delaware General Corporation Law, as amended (“DGCL”), without a meeting or vote of the Company’s stockholders.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than certain Shares (i) owned by the Company, Parent, Purchaser or wholly owned direct or indirect subsidiaries of the Company or Parent, (ii) irrevocably accepted for purchase pursuant to the Offer, or (iii) for which holders have properly exercised and perfected their respective demands for appraisal of their Shares in accordance with Section 262 of the DGCL), will be converted into the right to receive the Offer Price in cash (the “Merger Consideration”), in each case without interest and subject to any required withholding taxes.

At the Effective Time, each Company option to purchase Shares (each, a “Company Option”) that is then outstanding and unexercised, whether or not vested, and which has a per share exercise price that is less than the Merger Consideration, will be canceled and converted into the right of the holder to receive (subject to any applicable withholding taxes) a lump-sum cash payment equal to (i) the excess (if any) of (a) the Merger Consideration over (b) the per Share exercise price subject to such Company Option, multiplied by (ii) the total number of Shares subject to such Company Option immediately prior to the Effective Time. At the Effective Time, each Company Option that is then outstanding and unexercised, whether or not vested, and which has a per share exercise price that is equal to or greater than the Merger Consideration, will be canceled with no consideration payable therefor.

At the Effective Time, each Company restricted stock unit with respect to Shares (each, a “Company RSU”) that is then outstanding, whether or not vested, will be canceled and converted into the right of the holder to receive (subject to any applicable withholding taxes) a lump-sum cash payment equal to (i) the Merger Consideration, multiplied by (ii) the total number of Shares subject to such Company RSU immediately prior to the Effective Time.

Following the Offer Acceptance Time, in accordance with the terms of the applicable warrant agreement, each Company pre-funded warrant to purchase Shares (each, a “Company Prefunded Warrant”) that is outstanding and unexercised as of the Offer Acceptance Time will become exercisable for the right to receive the Merger Consideration in respect of each Share issuable upon exercise in full thereof, without regard to any limitations on exercise contained in the applicable warrant agreement.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including that, on the terms and subject to the conditions of the Merger Agreement, the parties will use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Offer and the Merger and make effective the other transactions contemplated by the Merger Agreement. The Company has agreed that, subject to certain exceptions, during the period from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company will conduct its business in the ordinary course of business consistent with past practices and will not take certain actions, in each case, as set forth more fully in the Merger Agreement. Under the Merger Agreement, the Company is also subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. However, prior to the Offer Acceptance Time, the Company may under certain circumstances set forth in the Merger Agreement provide information to and participate in discussions or negotiations with third parties with respect to an alternative acquisition proposal that the Board has determined constitutes or would reasonably be expected to result in a Superior Offer (as defined below) and where failure to do so would be inconsistent with fiduciary duties. A “Superior Offer” is a bona fide written acquisition proposal for a majority of the Company that did not result from a material breach of the “no-shop” restrictions and that the Board determines, in its good faith judgment, after consultation with outside legal counsel and its financial advisor, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal and the person making the proposal and other aspects of the acquisition proposal that the Board deems relevant, and if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the Merger Agreement, including the Offer and the Merger (including after giving effect to proposed revisions to the terms of the Merger Agreement, if any, made by Parent).

In addition, prior to the Offer Acceptance Time, the Board may, under certain circumstances set forth in the Merger Agreement (i) change its recommendation that the Company’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer or (ii) terminate the Merger Agreement to enter into a binding written definitive acquisition agreement providing for the consummation of the transaction contemplated by a Superior Offer (such agreement, a “Specified Agreement”), subject to the Company’s compliance with certain notice and other specified conditions set forth more fully in the Merger Agreement, including a requirement that the Company give Parent the opportunity to propose revisions to the terms of the Merger Agreement during a period following notice.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, the right of (i) the Company to terminate the Merger Agreement in order to enter into a Specified Agreement, (ii) Parent to terminate the Merger Agreement as a result of the Board changing its recommendation to the Company’s stockholders with respect to the Offer, (iii) either the Company or Parent to terminate the Merger Agreement if the Offer Acceptance Time shall not have occurred on or prior to one minute after 11:59 p.m. Eastern Time on November 30, 2026 and (iv) either the Company or Parent to terminate the Merger Agreement if, as of any scheduled expiration of the Offer (subject to any extensions of the Offer pursuant to Merger Agreement), all conditions to the obligation of Parent and Purchaser to consummate the Offer other than the Minimum Condition have been satisfied or waived and the Minimum Condition has not been satisfied, in each case on the terms and subject to the conditions set forth in the Merger Agreement.

The Company will be required to pay Parent a termination fee of $65 million upon termination of the Merger Agreement under specified circumstances, including if the Company terminates the Merger Agreement in order to enter into a Specified Agreement or if Parent terminates the Merger Agreement as a result of the Board changing its recommendation to the Company’s stockholders with respect to the Offer. The termination fee will also be payable if (i) the Merger Agreement is terminated under certain circumstances, (ii) a bona fide acquisition proposal for a majority of the Company is publicly disclosed and not withdrawn prior to such termination and (iii) within 12 months of such termination, the

Company subsequently consummates an acquisition proposal for a majority of the Company or enters into a definitive agreement with respect to an acquisition proposal for a majority of the Company (and such acquisition proposal is ultimately consummated).

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Purchaser. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) are subject to various qualifications and disclosures, including for documents filed or furnished with the U.S. Securities and Exchange Commission (the “SEC”) by the Company prior to the date of the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its subsidiaries or business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that the Company files with the SEC, including in connection with the Offer.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Tender and Support Agreements

On July 26, 2026, in connection with the execution and delivery of the Merger Agreement, each of the directors and executive officers of the Company, solely in their capacity as stockholders of the Company (collectively, the “Supporting Stockholders”), entered into a tender and support agreement (collectively, the “Support Agreements”) with Parent and Purchaser, pursuant to which each Supporting Stockholder agreed, among other things, (i) to tender all of the Shares held by such Supporting Stockholder in the Offer, subject to certain exceptions (including the valid termination of the Merger Agreement) and (ii) to, if applicable, vote all of such Supporting Stockholder’s Shares in favor of the Merger. The Supporting Stockholders collectively own an aggregate of approximately 1% of the outstanding Shares as of July 26, 2026. The Support Agreements will terminate upon the earliest of (i) the date and time upon which the Merger Agreement is validly terminated in accordance with its terms, and (ii) the date and time upon which the Merger becomes effective. The Support Agreements also contain customary restrictions on the transfer of Shares by the Supporting Stockholders prior to the termination of the Merger Agreement, subject to exceptions.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 26, 2026, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor will it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 26, 2026, by and among the Company, Parent and Purchaser*

10.1	Form of Tender and Support Agreement, dated as of July 26, 2026

99.1	Joint Press Release dated as of July 26, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

Schedules, exhibits and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules, exhibits and annexes upon request by the SEC.

Additional Information and Where to Find It

The Offer has not yet commenced. This document is for informational purposes only and is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any securities of the Company or any other entity, nor is it a substitute for any tender offer materials that Parent, Purchaser or the Company will file with the SEC. A solicitation and an offer to buy securities of the Company will be made only pursuant to an offer to purchase and related materials that Parent and Purchaser intend to file with the SEC. At the time the Offer is commenced, Parent and Purchaser will file a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the SEC, and the Company thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. THE COMPANY’S SECURITYHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITYHOLDERS SHOULD READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. The offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will be sent to all stockholders of the Company at no expense to them. The Tender Offer Statement on Schedule TO, the Solicitation/Recommendation Statement on Schedule 14D-9 and other related documents will be made available for free at the SEC’s website at www.sec.gov. Investors and securityholders may also obtain, free of charge, the Solicitation/Recommendation Statement on Schedule 14D-9 and other related documents that the Company has filed with or furnished to the SEC under the “SEC Filings” section of the Company’s investor relations website at https://www.fortebiorx.com/investor-relations/sec-filings/default.aspx.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” “believes,” and similar expressions intended to identify forward-looking statements. These statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Offer, the Merger and other related matters; prospective performance and opportunities; post-closing operations and the outlook for the businesses of the Company and Parent, including, without limitation, results from clinical trials, regulatory applications and related timelines, and the ability of Parent to advance the Company’s product pipeline; and any assumptions underlying any of the foregoing. The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the Offer and the Merger; (ii) the risk that the Offer or the Merger may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay a termination fee or other expenses; (vii) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on the Company’s business, its ability to retain and hire key personnel, its ability to maintain relationships with its suppliers and others with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; and (x) other factors as set forth from time to time in the Company’s filings with the SEC, including the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 to be filed with the SEC in connection with the Offer, its Form 10-K for the fiscal year ended December 31, 2025 and any subsequent Form 10-Qs. Any forward-looking statements set forth in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. The Company does not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof other than as required by law. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTE BIOSCIENCES, INC.

Date: July 26, 2026	By:	/s/ Paul A. Wagner
Paul A. Wagner, Ph.D.
Chief Executive Officer